Exhibit 99.1

Press Release

Adaptive Biotechnologies Announces FDA Acceptance of Genentech’s Investigational New Drug Application for the First Neoantigen-Directed T-Cell Therapy Product in Oncology

-    The T-Cell Therapy product candidate contains a neoantigen-specific T-cell receptor (TCR) identified and characterized through Adaptive’s TCR discovery platform

SEATTLE, Wash., May 9, 2023 – Adaptive Biotechnologies Corporation (Nasdaq: ADPT), a commercial stage biotechnology company that aims to translate the genetics of the adaptive immune system into clinical products to detect and treat disease, today announced that the U.S. Food and Drug Administration has accepted an investigational new drug (IND) application submitted by its collaborator, Genentech, a member of the Roche Group, for a T-cell receptor (TCR) based T-Cell Therapy. This is the first TCR-based therapeutic product candidate to advance into clinical development based on Adaptive’s collaboration with Genentech in oncology.

“This IND acceptance reaffirms the value of our immune medicine platform and Adaptive’s ability to identify and characterize clinical grade, therapeutic T-cell receptors, which is the cornerstone of our drug discovery capabilities,” said Chad Robins, chief executive officer and co-founder, Adaptive Biotechnologies. “We look forward to supporting Genentech’s world-class team of scientists and drug developers to advance this potentially life-saving therapy into the clinic for patients with solid tumors.”

Under the terms of Adaptive and Genentech’s collaboration agreement, Genentech has responsibility for clinical, regulatory and commercialization efforts for any T-Cell Therapy product candidate. Adaptive reiterates its full year revenue guidance in the range of $205 to $215 million.

About Adaptive Biotechnologies and Genentech’s Cell Therapy Collaboration

In 2019, Adaptive Biotechnologies and Genentech, a member of the Roche Group, entered into a worldwide collaboration and license agreement to develop, manufacture and commercialize novel neoantigen directed T-cell therapies for the treatment of a broad range of cancers. The collaboration combines Genentech’s global cancer immunotherapy research and development leadership with Adaptive’s proprietary T-cell receptor (TCR) discovery platform to accelerate a transformational new treatment paradigm of tailoring cellular therapy for each patient’s individual cancer.

About Adaptive Biotechnologies

Adaptive Biotechnologies is a commercial-stage biotechnology company focused on harnessing the inherent biology of the adaptive immune system to transform the diagnosis and treatment of disease. We believe the adaptive immune system is nature’s most finely tuned diagnostic and therapeutic for most diseases, but the inability to decode it has prevented the medical community from fully leveraging its capabilities. Our proprietary immune medicine platform reveals and translates the massive genetics of the adaptive immune system with scale, precision and speed. We apply our platform to partner with biopharmaceutical companies, inform drug development, and develop clinical diagnostics across our two business areas: Minimal Residual Disease (MRD) and Immune Medicine. Our commercial products and clinical pipeline enable the diagnosis, monitoring, and treatment of diseases such as cancer, autoimmune disorders, and infectious diseases. Our goal is to develop and commercialize immune-driven clinical products tailored to each individual patient. For more information, please visit adaptivebiotech.com and follow us on www.twitter.com/adaptivebiotech.

Forward Looking Statements

This press release contains forward-looking statements that are based on management’s beliefs and assumptions and on information currently available to management. All statements contained in this release other than statements of historical fact are forward-looking statements, including statements regarding our ability to develop, commercialize and achieve market acceptance of our current and planned products and services, our research and development efforts, and other matters regarding our business strategies, use of capital, results of operations and financial position, and plans and objectives for future operations.

In some cases, you can identify forward-looking statements by the words “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. These statements involve risks, uncertainties and other factors that may cause actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. These risks, uncertainties and other factors are described under “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and elsewhere in the documents we file with the Securities and Exchange Commission from time to time. We caution you that forward-looking statements are based on a combination of facts and factors currently known by us and our projections concerning the future, about which we cannot be certain. As a result, the forward-looking statements may not prove to be accurate. The forward-looking statements in this press release represent our views as of the date hereof. We undertake no obligation to update any forward-looking statements for any reason, except as required by law.

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MEDIA CONTACT:

Erica Jones

206-279-2423

media@adaptivebiotech.com

ADAPTIVE INVESTORS:

Karina Calzadilla, Vice President, Investor Relations

201-396-1687

Carrie Mendivil, Gilmartin Group

investors@adaptivebiotech.com